UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 26, 2015

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KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On Friday, June 26, 2015, Knight Transportation, Inc., an Arizona corporation (the "Company"), entered into that certain Second Modification Agreement (the "Second Modification") with Wells Fargo Bank, N.A. (the "Lender"), which amends that certain Amended and Restated Credit Agreement dated October 21, 2013, by and between the Company and the Lender (as amended, restated, supplemented or other modified from time to time, the "Credit Agreement").

The Second Modification, among other things, (i) reduces the Company's LIBOR interest rate option on borrowings under the Credit Agreement from LIBOR plus 0.75% to LIBOR plus 0.625%, (ii) reduces the unused commitment fee from 0.10% to 0.08%, and (iii) reduces the Letter of Credit issuance fee from 0.75% to 0.625%.

The foregoing summary of the terms and conditions of the Second Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Modification, which will be filed with the Company's Form 10-Q for the quarter ending June 30, 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company's obligations under the Second Modification is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: June 30, 2015	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer